Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated August 11, 2005, (December 11, 2005 as to the effects of the restatement discussed in Note 16) relating to the financial statements and financial statement schedule of Centennial Communications Corp, and management’s report on the effectiveness of internal control over financial reporting (which report on the financial statements expresses an unqualified opinion on the consolidated financial statements and consolidated financial statement schedule and include an explanatory paragraph referring to the restatement of the consolidated financial statements for the year ended May 31, 2005) appearing in the Annual Report on Form 10-K/A of Centennial Communications Corp. for the year ended May 31, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
New York, New York
February 6, 2006